UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): October 1, 2007

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (416) 226-4348
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our annual report on Form 10-KSB for the year ended December 31, 2005, as amended, and quarterly report on Form 10-QSB for the quarter ended September 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.



ITEM 1.02 - TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

At a properly convened regular board meeting held on October 1, 2007 at our head office, our board of directors resolved and duly seconded to recsind two agreements previously entered into by Empire Global Corp. (the "Company").

After consultantion and review with corporate counsel the Company has taken the position that the following two agreements have been terminated:

(1) Agreement of Merger and Reorganization with 501 Canada Inc. dated October 27, 2005. This agreement was improperly drafted by previous management. It was a business combination. The Company established a subsidiary Empire Global Acquisition Corp.(an Ontario entity). The subsidiary amalgamated with 501 Canada Inc., and the 100 shares of 501 Canada Inc. were acquired by Empire while the former shareholders of 501 received 6,240,000 shares of the Company.

The Agreement provided that if the closing conditions were not met, the Agreement could be terminated by giving written notice within 12 months of the date of the Agreement. The Company delivered to the former shareholders a notice of termination within the 12 months prescribed by the Agreement in accordance with the terms of the Agreement.

The Company has taken the position that the Agreement is terminated and rescinded and the 6,240,000 common shares of the Company are cancelled. The shares of 501 are returned to the former shareholder.

The Company's basis for the termination of the Agreement is as follows: (i) the former shareholders of 501 made several material misrepresentations with respect to related party contracts which significantly devalued the transaction price;
(ii) the closing conditions were never met. Specifically, 501 was supposed to cease to exist - however, not only did it continue to operate - the former shareholders never relinquished control of the business and continued to exert control over the assets and bank accounts to the extent that in due course, the former shareholder sold a number of the properties from the Company back to himself without the knowledge or consent of the Company. This is a fraudulent conveyance. In addition, the former shareholders never relinquished control of the financial books or minute book. As a result, 501 has failed to provide financial statements to the Company since September 2006 thus causing the Company to become delinquent in its SEC filings and subsequently be removed from its quotation on the OTC Bulletin Board.

(2) Share Purchase Agreement between Pender International (now Empire) and Blazing Holdings dated June 17, 2005. This is also an agreement improperly created by previous management. The former Company Chairman, Kalson Jang, and his father, Kalano Jang (a former major shareholder of Pender), arranged a transaction whereby the only assets of value of Pender were sold to a third party in exchange for a promissory note ( i.e. no financial exchange at closing).

The Company has taken the position that this agreement is terminated and rescinded since no consideration was provided to Pender (Empire) and the Promissory Note is secured by the shares of the assets sold. The Company will take back ownership of the assets transferred and restore the values on the Company's books and records.

The Company's basis for the termination is as follows: (i) there was no board of directors or shareholder approval for the transaction as misrepresented in the agreement; (ii) the parties to the agreement are related and insiders in that there was no exchange of ownership.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  OCTOBER 1, 2007.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                         ------------------------------
                                          KEN CHU
                                          Chief Executive Officer